Statement to Investor Certificateholders for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

Distribution Date                                                                                     9/22/97
Collection Period                                                                         08/01/97 - 08/31/97

Balances and Factors

Beginning Pool Balance                                                                         380,121,291.07
Beginning Invested Amount                                                                      367,480,602.44
Beginning Investor Certificate Principal Balance                                               362,192,880.44

Ending Pool Balance                                                                            374,314,318.02
Ending Invested Amount                                                                         362,380,227.11
Ending Investor Certificate Principal Balance                                                  357,092,505.11

Pool Factor                                                                                         0.7428563

Rates and Percentages
Certificate Rate                                                                                       5.903%
Floating Allocation Percentage                                                                        96.67%

Collections
Interest Collections (net of Servicing Fee)                                                    2,936,857.91
Total Principal Collections                                                                   15,954,511.34
   Principal Collections(Net of TDA)                                                          15,954,511.34
   Transfer Deposit Amounts                                                                            0.00

Servicer Advances                                                                                      0.00
Policy Draw Amount                                                                                     0.00
Deficiency Amount                                                                                      0.00

Investor Certificate Distributions (per $1,000 certificate)
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Total Investor Certificate Interest Distribution                                                  4.0770703
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   Investor Certificate Interest                                                                  4.0770703
   Carryover Amount                                                                               0.0000000
   Interest on Carryover Amount                                                                   0.0000000
   Overdue Investor Certificate Interest                                                          0.0000000
   Interest on Overdue Investor Certificate Interest                                              0.0000000

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Total Investor Certificate Principal Distribution                                                10.6102644
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   Principal Distribution Amount                                                                 10.4219359
   Investor Certificate Liquidation Loss Amount*                                                  0.1883285

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Total Investor Certificate Distribution                                                          14.6873347
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Other Distributions
Servicing Fee                                                                                    158,383.87
Reimbursement of previous Servicer Advances                                                            0.00

*to be paid to Investor Certificateholders
Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                                                      0.00
Current Period Liquidation Loss Amounts                                                           93,648.39
Current Period Investor Certificate Liquidation Loss Amounts                                      90,529.90
Accumulated Charge Off Amounts                                                                         0.00
Accumulated Liquidation Loss Amounts                                                             999,949.67
Accumulated Investor Certificate Liquidation Loss Amounts                                        965,228.14

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30-59 Days Delinquent
  # of Accounts                                                                                         150
  Principal Balance                                                                            3,951,377.45

60-89 Days Delinquent
  # of Accounts                                                                                          59
  Principal Balance                                                                            1,604,589.09

90 and Greater Days Delinquent
  # of Accounts                                                                                          27
  Principal Balance                                                                              892,205.16

REO
  # of Accounts                                                                                           0
  Principal Balance                                                                                    0.00
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                                               0.00

Unreimbursed Servicer Advances                                                                         0.00

Unreimbursed Liquidation Loss Amount                                                                   0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                                                         703,479.23

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                                     0.00





Signet Bank, as Seller and Servicer

Signed___________________________
Name: Suzanne Bachman
Title: Sr. Vice President